Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 151 to the Registration Statement on Form N–1A of Fidelity Advisor Series VIII: Fidelity Advisor Value Leaders Fund of our report dated December 12, 2023; Fidelity Advisor Diversified International Fund of our report dated December 13, 2023; Fidelity Advisor Emerging Asia Fund and Fidelity Advisor Global Equity Income Fund of our reports dated December 14, 2023; Fidelity Advisor Global Capital Appreciation Fund of our report dated December 15, 2023; Fidelity Advisor Overseas Fund of our report dated December 20, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended October 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 2023